UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

DIANTHUS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38541	81-0724163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square 43rd Floor
New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 999-4055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	DNTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 26, 2026, Dianthus Therapeutics, Inc. (the "Company") posted an updated corporate presentation (the "Presentation") on the investor relations section of its website. The Presentation is filed as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

In addition, in the first quarter of 2026, the Company proposed to the Food & Drug Administration ("FDA") the following changes to screening criteria and required routine labs, and the description of the hypothetical autoimmune safety risk across claseprubart clinical trials, based on patient experience to date and scientific consensus from published data:

1.
Removal of anti-nuclear antibodies ("ANAs") as a screening criteria, a common reason for screen failure across all three claseprubart programs;
2.
Removal of routine ANA testing during claseprubart clinical trials; and
3.
Reclassification of the hypothetical risk of systemic lupus erythematosus ("SLE") to drug-induced lupus ("DIL"), a side effect in several classes of widely used medications characterized by the reversal of symptoms upon discontinuation of the precipitating medication.

In March 2026, the Company received written feedback from FDA agreeing to all three of these proposals for all ongoing and planned future claseprubart trials. Of note there have been no cases of either SLE or DIL to date in any claseprubart program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Corporate Presentation of Dianthus Therapeutics, Inc., dated March 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIANTHUS THERAPEUTICS, INC.

Date:	March 26, 2026	By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq. SVP, General Counsel and Secretary